Exhibit 99.1

FOR:	Jarden Corporation
CONTACT:	Trisha Mount
Senior Vice President
914-967-9400
Investor Relations: Allison Malkin
Press: Alecia Pulman
ICR, Inc.
203-682-8200

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2011 REVENUE AND SEGMENT EARNINGS

Full Year Operating Cash Flow of over $425 million

RYE, N.Y., February 15, 2012—Jarden Corporation (NYSE:JAH) today reported its financial results for the quarter and year ended December 31, 2011.

For the quarter ended December 31, 2011, net sales increased 3% to $1.74 billion compared to $1.68 billion for the same period in the previous year. For the quarter ended December 31, 2011, the Company recorded net income of $21.1 million, or $0.24 per diluted share, compared to net income of $46.7 million, or $0.52 per diluted share, for the same period in 2010, a decrease of $0.28 per diluted share or 54%. On a non-GAAP basis, adjusted net income for the quarter ended December 31, 2011 was $84.4 million, or $0.96 per diluted share, compared to $76.6 million, or $0.86 per diluted share, for the same period in 2010, an increase of $0.10 per diluted share or 12%.

For the year ended December 31, 2011, net sales increased 11% to $6.7 billion compared to $6.0 billion for the same period in the previous year. For the year ended December 31, 2011, the Company recorded net income of $205 million, or $2.31 per diluted share, compared to net income of $107 million, or $1.19 per diluted share, for the same period in 2010, an increase of $1.12 per diluted share or 94%. On a non-GAAP basis, adjusted net income for the year ended December 31, 2011 was $304 million, or $3.43 per diluted share, compared to $260 million, or $2.90 per diluted share, for the same period in 2010, an increase of $0.53 per diluted share or 18%. The year ended December 31, 2010 includes the results from the Mapa Spontex acquisition since April 1, 2010.

“Jarden delivered record revenues, segment earnings and adjusted earnings per share, to culminate what has been a decade of outstanding performance,” said Martin E. Franklin, Executive Chairman. “Jarden’s success is based on the dedication of our employees as well as our passion for developing innovative, new products to provide consumers with the value and experience they expect from our authentic, iconic brands. As Jarden enters its second decade, we look forward to working hard to produce continued consistent, profitable long-term growth and compelling returns for our shareholders in the future. ”

James E. Lillie, Chief Executive Officer commented, “The organic sales and point-of-sale performance our businesses achieved during the quarter and for the year speaks to the on-going resilience of Jarden and to the benefit of having a broad range of seasonal staple products consumers and retailers continually demand. Coming out of the recession, Jarden has achieved organic net sales growth of over 3% on a trailing twelve month basis for six consecutive quarters in an extremely difficult economic and unpredictable weather environment. The increase of 94% and 18% in diluted EPS and as adjusted diluted EPS respectively for 2011 underscores how our top line growth can be leveraged to produce exceptional bottom line performance. We believe our businesses are well positioned to build on this positive momentum in 2012 as we drive toward our goal of $5.00 adjusted earnings per share by the end of 2014.”

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted basic and diluted earnings per share and organic net sales growth to the comparable GAAP measures.

The Company will be hosting a conference call at 4:45 p.m. (EST) today, February 15, 2012, to further discuss its full year results. To listen to the call by telephone, please dial 888-211-0226 (domestic) or 913-312-1391 (international) and provide passcode: 4025206. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 4025206 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #379 on the Fortune 500 and has over 23,000 employees worldwide. For in-depth information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program or through any tender offer, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Quarters ended
	December 31, 2011			December 31, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,738.0	$—	$1,738.0	$1,684.2	$—	$1,684.2

Cost of sales	1,276.3	(18.2)	1,258.1	1,224.0	(10.6)	1,213.4

Gross profit	461.7	18.2	479.9	460.2	10.6	470.8
Selling, general and administrative expenses	307.5	(3.4)	304.1	319.0	(15.3)	303.7
Reorganization costs	17.2	(17.2)	—	—	—	—
Impairment of goodwill, intangibles and other assets	52.5	(52.5)	—	0.7	—	0.7

Operating earnings	84.5	91.3	175.8	140.5	25.9	166.4
Interest expense, net	44.9	—	44.9	47.5	—	47.5

Income before taxes	39.6	91.3	130.9	93.0	25.9	118.9
Income tax provision (benefit)	18.5	28.0	46.5	46.3	(4.0)	42.3

Net income	$21.1	$63.3	$84.4	$46.7	$29.9	$76.6

Earnings per share:
Basic	$0.24		$0.97	$0.53		$0.86
Diluted	$0.24		$0.96	$0.52		$0.86

Weighted average shares outstanding:
Basic	87.1		87.1	88.7		88.7
Diluted	87.7		87.7	89.5		89.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Years ended
	December 31, 2011			December 31, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$6,679.9	$—	$6,679.9	$6,022.7	$—	$6,022.7

Cost of sales	4,821.9	(29.1)	4,792.8	4,383.9	(35.9)	4,348.0

Gross profit	1,858.0	29.1	1,887.1	1,638.8	35.9	1,674.7
Selling, general and administrative expenses	1,259.2	(22.9)	1,236.3	1,211.8	(120.4)	1,091.4
Reorganization costs	23.4	(23.4)	—	—	—	—
Impairment of goodwill, intangibles and other assets	52.5	(52.5)	—	19.7	(18.3)	1.4

Operating earnings	522.9	127.9	650.8	407.3	174.6	581.9
Interest expense, net	179.7	—	179.7	177.8	—	177.8
Loss on early extinguishment of debt	12.8	(12.8)	—	—	—	—

Income before taxes	330.4	140.7	471.1	229.5	174.6	404.1
Income tax provision	125.7	41.8	167.5	122.8	20.9	143.7

Net income	$204.7	$98.9	$303.6	$106.7	$153.7	$260.4

Earnings per share:
Basic	$2.33		$3.45	$1.20		$2.93
Diluted	$2.31		$3.43	$1.19		$2.90
Weighted average shares outstanding:
Basic	88.1		88.1	89.0		89.0
Diluted	88.6		88.6	89.8		89.8

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$808.3	$695.4
Accounts receivable, net	1,080.5	1,067.7
Inventories	1,274.4	1,294.6
Deferred taxes on income	181.6	166.5
Prepaid expenses and other current assets	148.7	146.6

Total current assets	3,493.5	3,370.8

Property, plant and equipment, net	615.9	658.9
Goodwill	1,717.1	1,752.4
Intangible assets, net	1,156.5	1,182.6
Other assets	133.7	128.3

Total assets	$7,116.7	$7,093.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$269.3	$434.6
Accounts payable	557.5	573.3
Accrued salaries, wages and employee benefits	181.1	180.2
Taxes on income	22.3	27.9
Other current liabilities	433.5	461.2

Total current liabilities	1,463.7	1,677.2

Long-term debt	2,890.1	2,806.0
Deferred taxes on income	507.8	458.7
Other non-current liabilities	343.1	330.6

Total liabilities	5,204.7	5,272.5

Total stockholders’ equity	1,912.0	1,820.5

Total liabilities and stockholders’ equity	$7,116.7	$7,093.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended		Years ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net income	$21.1	$46.7	$204.7	$106.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.0	39.8	163.7	142.8
Venezuela hyperinflationary and devaluation charges, net	—	(7.5)	—	70.6
Impairment of goodwill, intangibles and other assets	52.5	0.7	52.5	19.7
Debt extinguishment costs	—	—	12.8	—
Other non-cash items	(19.2)	41.2	65.5	90.8
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	104.3	84.4	(25.2)	(50.7)
Inventory	281.6	145.8	(7.0)	(145.2)
Accounts payable	(78.7)	(39.6)	(12.4)	84.7
Other current assets and liabilities	(1.0)	(36.7)	(27.5)	(30.4)

Net cash provided by operating activities	402.6	274.8	427.1	289.0

Cash flows from financing activities:
Net change in short-term debt	(1.7)	(2.9)	1.0	56.2
Proceeds from issuance of senior debt	—	300.0	1,025.0	786.1
Payments on long-term debt	(7.8)	(2.7)	(1,110.6)	(260.9)
Proceeds from issuance of stock, net of transaction fees	3.3	4.5	8.2	8.5
Repurchase of common stock and shares tendered for taxes	—	(14.1)	(89.0)	(51.3)
Debt issuance costs	—	(7.0)	(12.3)	(24.7)
Dividends paid	(7.5)	(7.3)	(30.1)	(28.7)
Other, net	4.0	—	11.1	(5.0)

Net cash (used in) provided by financing activities	(9.7)	270.5	(196.7)	480.2

Cash flows from investing activities:
Additions to property, plant and equipment	(47.5)	(41.9)	(126.9)	(137.5)
Acquisition of businesses, net of cash acquired, and earnout payments	(1.0)	(266.0)	(14.4)	(755.5)
Other	23.4	0.1	28.2	9.9

Net cash used in investing activities	(25.1)	(307.8)	(113.1)	(883.1)

Effect of exchange rate changes on cash and cash equivalents	(5.8)	1.8	(4.4)	(18.1)

Net increase (decrease) in cash and cash equivalents	362.0	239.3	112.9	(132.0)
Cash and cash equivalents at beginning of period	446.3	456.1	695.4	827.4

Cash and cash equivalents at end of period	$808.3	$695.4	$808.3	$695.4

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Quarter ended December 31, 2011
Net sales	$614.5	$621.9	$436.5	$77.5	$(12.4)	$1,738.0	$—	$1,738.0

Segment earnings (loss)	$56.4	$102.4	$54.4	$10.6	$—	$223.8	$(12.6)	$211.2

Adjustments to reconcile to reported operating earnings(loss):
Acquisition-related and other costs, net	8.5	(4.8)	(9.5)	(2.0)	—	(7.8)	(7.2)	(15.0)
Reorganization costs	(9.7)	(2.1)	(4.0)	(1.4)	—	(17.2)	—	(17.2)
Impairment of goodwill, intangibles and other assets	—	—	(52.5)	—	—	(52.5)	—	(52.5)
Depreciation and amortization	(16.1)	(8.3)	(13.7)	(3.3)	—	(41.4)	(0.6)	(42.0)

Operating earnings (loss)	$39.1	$87.2	$(25.3)	$3.9	$—	$104.9	$(20.4)	$84.5

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Quarter ended December 31, 2010
Net sales	$604.0	$617.1	$398.4	$77.5	$(12.8)	$1,684.2	$—	$1,684.2

Segment earnings (loss)	$47.8	$101.7	$60.7	$8.9	$—	$219.1	$(15.7)	$203.4

Adjustments to reconcile to reported operating earnings(loss):
Fair vale adjustment to inventory	(2.1)	—	—	—	—	(2.1)	—	(2.1)
Acquisition-related and other costs, net	(7.4)	(4.0)	(3.4)	—	—	(14.8)	(13.0)	(27.8)
Venezuela hyperinflation and devaluation charge recovery, net	—	—	—	—	—	—	7.5	7.5
Impairment of goodwill and other intangibles	(0.7)	—	—	—	—	(0.7)	—	(0.7)
Depreciation and amortization	(15.2)	(7.4)	(13.3)	(3.4)	—	(39.3)	(0.5)	(39.8)

Operating earnings (loss)	$22.4	$90.3	$44.0	$5.5	$—	$162.2	$(21.7)	$140.5

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Year ended December 31, 2011
Net sales	$2,772.1	$1,880.3	$1,734.4	$351.2	$(58.1)	$6,679.9	$—	$6,679.9

Segment earnings (loss)	$344.6	$274.7	$237.9	$37.7	$—	$894.9	$(104.1)	$790.8

Adjustments to reconcile to reported operating earnings(loss):
Fair value adjustment to inventory	—	—	(6.9)	—	—	(6.9)	—	(6.9)
Acquisition-related and other costs, net	7.1	(4.8)	(10.8)	(2.0)	—	(10.5)	(10.9)	(21.4)
Reorganization costs	(13.5)	(2.1)	(6.4)	(1.4)	—	(23.4)	—	(23.4)
Impairment of goodwill, intangibles and other assets	—	—	(52.5)	—	—	(52.5)	—	(52.5)
Depreciation and amortization	(61.8)	(31.1)	(55.9)	(12.4)	—	(161.2)	(2.5)	(163.7)

Operating earnings (loss)	$276.4	$236.7	$105.4	$21.9	$—	$640.4	$(117.5)	$522.9

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Year ended December 31, 2010
Net sales	$2,518.7	$1,869.6	$1,345.3	$342.7	$(53.6)	$6,022.7	$—	$6,022.7

Segment earnings (loss)	$300.9	$266.2	$195.0	$37.1	$—	$799.2	$(89.1)	$710.1

Adjustments to reconcile to reported operating earnings(loss):
Fair value adjustment to inventory	(2.1)	—	(25.3)	—	—	(27.4)	—	(27.4)
Acquisition-related and other costs, net	(7.4)	(4.0)	(3.4)	—	—	(14.8)	(27.5)	(42.3)
Venezuela hyperinflationary and devaluation charges, net	—	—	—	—	—	—	(70.6)	(70.6)
Impairment of goodwill and other intangibles	(0.7)	(0.7)	(18.3)	—	—	(19.7)	—	(19.7)
Depreciation and amortization	(62.1)	(28.1)	(39.0)	(12.1)	—	(141.3)	(1.5)	(142.8)

Operating earnings (loss)	$228.6	$233.4	$109.0	$25.0	$—	$596.0	$(188.7)	$407.3

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters and years ended December 31, 2011 and 2010. For the quarter ended December 31, 2011, adjustments to net income included $18.2 million of expense in cost of goods sold primarily associated with the rationalization of manufacturing facilities; $17.2 million of reorganization costs primarily associated with the international platform rationalization; $52.5 million of a non-cash impairment of goodwill, intangibles and other assets; $1.2 million net gain primarily associated with domestic rationalization more than offset by the gain of the sale of a domestic business and $4.6 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended December 31, 2011 is the tax provision adjustment of $28.0 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the quarter ended December 31, 2010, adjustments to net income consisted of a $2.1 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the acquisition of Aero Products International, Inc. (“Aero”); $27.8 million of acquisition and other items including those associated with the Aero and the acquisition of Quickie Manufacturing Corporation (“Quickie”); $7.5 million non-cash charge recovery associated with the devaluation of the Venezuelan Bolívar; and $3.5 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended December 31, 2010 is the tax provision benefit of $4.0 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the year ended December 31, 2011, adjustments to net income included $22.2 million of expense in cost of goods sold primarily associated with the rationalization of manufacturing facilities; $6.9 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Quickie acquisition; $23.4 million of reorganization costs primarily associated with the international platform rationalization; $52.5 million of a non-cash impairment of goodwill, intangibles and other assets; $4.2 million of net other costs primarily associated with domestic rationalization offset by the gain of the sale of a domestic business; $12.8 million of a non-cash write-off of deferred debt issue costs; and $18.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the year ended December 31, 2011 is the tax provision adjustment of $41.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the year ended December 31, 2010, adjustments to net income consisted of a $27.4 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex and Aero acquisitions; $14.0 million non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million non-cash charge related to changing the functional currency of the Company’s Venezuela subsidiary from Bolívar to the U.S. dollar in accordance with guidance from the Securities and Exchange Commission; $52.4 million of acquisition and other items including those associated with the Mapa Spontex, Aero and Quickie acquisitions; $18.3 million impairment charge to goodwill and various tradenames resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro-denominated debt; and $16.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the year ended December 31, 2010 is the tax provision adjustment of $20.9 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, significant acquisitions, and exited business from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the quarter and year ended December 31, 2011:

	Quarter ended December 31, 2011	Year ended December 31, 2011
Reconciliation of Non- GAAP measure

Net sales growth	3.2%	10.9%

Foreign exchange impacts	0.5%	(1.7%)
(Acquisitions)/Exited business, net	(0.3%)	(5.9%)

Organic net sales growth	3.4%	3.3%

Note 3: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill, intangibles and other assets, certain reorganization and acquisition-related integration costs, transaction and integration costs, non-cash Venezuela hyperinflationary and devaluation charges, gains and losses as a result of currency fluctuations, gain on the sale of the domestic business, non-cash stock-based compensation costs, loss on early extinguishment of debt, and other items. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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